Exhibit 10.2

BEST BUY CO., INC.
EXECUTIVE OFFICER SEPARATION AND GENERAL RELEASE AGREEMENT
I, ___________________, EID __________, am signing this Agreement in exchange for the Separation Pay and other benefits as described below. For purposes of this Agreement, “Best Buy” means Best Buy Co., Inc., Best Buy Stores, L.P., Best Buy Health, Inc., BBY Services, Inc., Best Buy Enterprise Services, Inc., and all of their respective past and current parents, direct and indirect subsidiaries, and affiliated companies.
I UNDERSTAND AND AGREE:
My Employment Separation
1.My employment with Best Buy ended on ___________ (“Separation Date”).
2.Best Buy has paid all compensation owed to me, except that wages for my final pay period may not have been paid as of the date I sign this Agreement.
3.I have returned all of Best Buy’s property and documents that were in my possession.
Separation Pay
Best Buy will pay me a lump sum payment in the gross amount of $__________, the equivalent of 24 months of base salary. This payment will be less employment tax withholdings, and will be made within 30 days after I sign and return this Agreement to Best Buy, as long as I have not exercised my right of revocation in the time permitted hereunder. A pro-rata portion of this payment is subject to repayment in the event of my rehire.
Best Buy will also: (i) pay me a lump sum payment in the gross amount of $25,000, in lieu of financial planning and tax planning assistance, (ii) provide the first month of COBRA continuation coverage to me and any applicable dependents at no premium cost, and pay me a lump sum payment consisting of 150% of the cost of 23 months of medical, dental and vision coverage based on the COBRA cost of the coverage level and coverage option in place at the time of my Separation Date, (iii) pay me a lump sum payment consisting of 150% of the cost of 17 months of group basic life insurance based on the cost of the coverage in place at the time of my Separation Date. The foregoing payments will be less employment tax withholdings, and will be made within __ days after I sign and return this Agreement to Best Buy, as long as I have not exercised my right of revocation in the time permitted hereunder.
This Agreement is intended to qualify as an involuntary separation arrangement that is exempt from Section 409A of the Internal Revenue Code (“Section 409A”). Each payment made under this Agreement shall be treated as a separate payment for purposes of Section 409A. Specifically, any benefits paid within the Applicable 2½ Month Period (as defined below) are intended to constitute separate payments (for purposes of Treasury Regulation § 1.409A-2(b)(2)) that are

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exempt from Section 409A pursuant to the “short-term deferral” rule set forth in Treasury Regulation § 1.409A-1(b)(4). To the extent that any benefits do not qualify for the foregoing exemption, such benefits are intended to be exempt from Section 409A under the “involuntary separation pay plan” exception set forth in Treasury Regulation § 1.409A-1(b)(9)(iii), up to the maximum extent permitted by said provision (generally, two times the lesser of the my annualized compensation or the compensation limit then in effect under section 401(a)(17) of the Code). To the extent that the Company determines that any provision of this Agreement fails to satisfy Section 409A’s requirements, the Company shall be entitled to reform such provision in a manner that, in the good-faith opinion of the Company, attempts to cause the provision to satisfy those requirements while preserving as closely as possible the original intent of the provision and this Agreement. “Applicable 2½ Month Period” means the period beginning on my Separation Date and ending 2½ months after the later of (i) the end of the calendar year in which my Separation Date occurred, or (ii) the end of the Company’s fiscal year in which my Separation Date occurred.
The pay and benefits described in this Agreement are in exchange for this Agreement. I am not entitled to these benefits unless I sign (and do not revoke) this Agreement.
I further understand that the Separation Pay is conditioned on my being employed in good standing through my Separation Date. If Best Buy discovers serious misconduct by me that is detrimental to Best Buy, whether such misconduct occurred before or after my Separation Date, I will not be eligible for the Separation Pay. If any such misconduct is determined after I have been paid such Separation Pay, I will be required to repay all such Separation Pay upon written demand by Best Buy.
Examples of serious misconduct include:
Theft
Competition with Best Buy during my employment Improper Disclosure of confidential Best Buy information Abuse of Best Buy’s employee discount policy
Dishonest or fraudulent behavior in connection with my employment
Consideration Period/Right to Revoke
I have 45 calendar days after I receive this Agreement to consider whether to sign it in exchange for the Separation Pay described in this Agreement. To receive the Separation Pay, I must return the signed Agreement to:
Best Buy – HR Employee Services 7601 Penn Avenue South, #B2-417 Richfield, Minnesota 55423-3645
I may revoke this Agreement within 15 calendar days after I sign it, and this Agreement will not become effective or enforceable until the 15-day period has expired. I may exercise my right to revoke by sending a written revocation notice to Best Buy at the address listed above.

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I acknowledge that I will be responsible for all federal, state, and local tax liabilities that may result from the Separation Pay and that Best Buy will bear no responsibility for any such tax liabilities.

I further agree that I will indemnify and hold harmless Best Buy for any possible federal, state, or local tax liabilities resulting from the Separation Pay and that I will reimburse any taxes, interest and/or penalties assessed against Best Buy for any such tax liabilities caused by the Separation Pay.
My Release (Waiver) of Claims
1.I release the following parties (“Released Parties”) from all claims, known or unknown, including all claims related to my employment with Best Buy or my employment termination from Best Buy:
•Best Buy Co., Inc., Best Buy Stores, L.P., Best Buy Health, Inc., BBY Services, Inc., Best Buy Enterprise Services, Inc., and all of their respective past and current parents, direct and indirect subsidiaries, and affiliated companies;
•All of the above companies’ officers, directors, agents, employees, shareholders, assigns, and other affiliated persons and entities; and
•All benefit plans sponsored by the above companies. My release includes claims based on:
•Any federal statute, including Title VII of the Civil Rights Act, 42 United States Code Sections 1981-1988, the Age Discrimination in Employment Act (applicable to individuals age 40 or over), the Equal Pay Act, the Family and Medical Leave Act, the Uniformed Services Employment and Reemployment Rights Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, and the Genetic Information Nondiscrimination Act;
•Any state statute, including the Minnesota Human Rights Act, and any other discrimination or whistleblower statutes;
•Any city, county or other ordinance;
•Any express or implied contract;
•Any tort, including defamation, misrepresentation, infliction of emotional distress, or fraud;
•Breach of fiduciary duty;
•Negligence; or
•Any other legal theory.
My release of claims covers all claims which I do not know or suspect to exist at the time I sign this Agreement.
2.I am not releasing or waiving:
•Any rights I have to conversion or continuation coverage (for example, through COBRA) under Best Buy’s welfare benefit plans;

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•Any claims for workers’ compensation insurance benefits, but I affirm that I have already reported to Best Buy any work-related injuries or illnesses I experienced during my employment;
•Any claims for unemployment compensation benefits;
•My right to challenge the validity of this Agreement’s release of claims;
•Any claim that by law may not be released in this Agreement (for example, claims under the Sarbanes-Oxley Act); or
•Any claims arising out of acts or omissions occurring after the date I sign this Agreement.
•Any rights I have per the terms of any stock option, restricted stock, or similar agreements governing any stock awards I was granted during my employment.
•Any rights I have to indemnification from Best Buy or coverage under any D&O policy of Best Buy.
3.I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). I further understand that this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Best Buy. Further, while this Agreement releases all claims I may have to monetary damages in connection with a charge or complaint I file with a Government Agency, it does not apply to, and does not release, my right to receive a monetary award for providing information to any Government Agencies (i.e., a whistleblower award).
4.I will, without additional compensation, cooperate with Best Buy in any investigations, legal proceedings or actions involving the Released Parties where I may have relevant knowledge. My cooperation may include discussing my knowledge with the Released Parties and/or their attorneys and testifying in connection with such investigations, proceedings or actions.
5.By signing this Agreement, I agree to the restrictions and agreements contained in this Paragraph (the “Restrictive Covenants”).
For one year following my Separation Date, I shall not:
a.induce or attempt to induce any employee of Best Buy to leave the employ of Best Buy, or in any way interfere adversely with the relationship between any such employee and Best Buy;
b.induce or attempt to induce any employee of Best Buy to work for, render services to, provide advice to, or supply confidential information, as described in Best Buy’s confidential information policies (“Confidential Information”), to any third person, firm, or corporation;
c.employ, or otherwise pay for services rendered by, any employee of Best Buy in any competitive business enterprise with which I may be associated, connected or affiliated;

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d.induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Best Buy to cease doing business with Best Buy, or in any way interfere with the then existing business relationship between any such customer, supplier, licensee, licensor or other business relation and Best Buy; or
e.assist, solicit, or encourage any other person, directly or indirectly, in carrying out any activity set forth above that would be prohibited by any of the provisions of this Paragraph if such activity were carried out by myself. In particular, I will not, directly or indirectly, induce any employee of Best Buy to carry out any such activity.
6.I will not disclose to anyone, nor use for my or a third party’s benefit, any confidential information, as defined in the Best Buy Confidentiality Policy. I understand I will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. I will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If I file a lawsuit for retaliation for reporting a suspected violation of law, I understand I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order.
7.I will comply with any previous agreements I made to assign to Best Buy my rights in inventions, works of authorship, designs, ideas, trademarks, domain names or trade secrets, whether or not patentable or registrable, that I created, conceived, or reduced to practice during my employment with, and within the scope of my duties as, a Best Buy employee (“Best Buy Companies Intellectual Property”). Further, I hereby assign to Best Buy all of my right, title, and interest in Best Buy Companies Intellectual Property. I will, at any time upon Best Buy’s request and without additional consideration, promptly execute documents and take actions so that Best Buy can perfect its interest in Best Buy Companies Intellectual Property. My assignment in this paragraph does not include any invention for which no Best Buy equipment, supplies, facilities or trade secret information was used and which was developed entirely on the my own time, and (a) which does not relate directly to Best Buy’s business or actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by me for Best Buy.
8.Best Buy may inform anyone to whom I seek to provide services, or to whom I am providing services, of this Agreement’s post-employment obligations.
9.My obligations under this Section are reasonable and necessary to protect Best Buy’s legitimate business interests.
Miscellaneous Terms
1.If an arbitrator or other legal authority finds any of this Agreement’s terms to be unenforceable, such term will be considered severed from the Agreement, and the Agreement’s remaining terms will remain in effect. However, with respect to the “My Post-Employment

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Obligations” section, if permitted by applicable law, it is my and Best Buy’s intent that the arbitrator or other legal authority narrow the unenforceable term instead of severing it, so as to make it enforceable to the maximum extent permitted.
2.This Agreement contains the entire agreement between Best Buy and me with respect to the subjects it covers and supersedes any previous oral or written agreements regarding such subjects, except as noted in this paragraph. This Agreement supplements but does not supersede:

•Any previous intellectual property agreements I agreed to (e.g., confidentiality, assignment of inventions),
•Any previous noncompetition, nonsolicitation, or similar agreements I agreed to,
•Any stock option, restricted stock, or similar agreements governing any stock awards I was granted during my employment, or
•The Best Buy Arbitration Policy (and I confirm my acknowledgement of, and agreement to, that Policy).
3.This Agreement cannot be modified except in writing signed by myself and Best Buy.
4.Best Buy advises me to consult with an attorney of my choice before signing this agreement.
I HAVE READ THIS AGREEMENT AND I HAVE HAD SUFFICIENT TIME TO CONSIDER THIS AGREEMENT’S TERMS AND AM SIGNING IT VOLUNTARILY, WITH THE INTENT OF RELEASING BEST BUY AND THE OTHER RELEASED PARTIES FROM ALL CLAIMS, INCLUDING ALL CLAIMS RELATED TO MY EMPLOYMENT AND EMPLOYMENT TERMINATION.

Dated:

Signature:

____________________________________________
Employee Name

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